EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS THIRD QUARTER 2024 RESULTS

	Three months ended			Three months ended
	September 30,	June 30,	sequential	September 30,	year-over-year
	2024	2024	change	2023	change
(In millions, except per share amounts, percentages and backlog)
Contract drilling revenues	$948	$861	$87	$713	$235
Adjusted contract drilling revenues	$948	$861	$87	$721	$227
Revenue efficiency (1)	94.5%	96.9%		95.4%
Operating and maintenance expense	$563	$534	$29	$524	$39
Net loss attributable to controlling interest	$(494)	$(123)	$(371)	$(220)	$(274)
Diluted loss per share	$(0.58)	$(0.15)	$(0.43)	$(0.28)	$(0.30)

Adjusted EBITDA	$342	$284	$58	$162	$180
Adjusted EBITDA margin	36.0%	33.0%		22.5%
Adjusted net income (loss)	$64	$(123)	$187	$(280)	$344
Adjusted diluted earnings (loss) per share	$—	$(0.15)	$0.15	$(0.36)	$0.36

Backlog as of the October 2024 Fleet Status Report	$9.3	billion

STEINHAUSEN, Switzerland—October 30, 2024—Transocean Ltd. (NYSE: RIG) today reported a net loss attributable to controlling interest of $494 million, $0.58 per diluted share, for the three months ended September 30, 2024.

Third quarter results included net unfavorable items of $558 million or $0.58 per diluted share as follows:

●	$617 million, $0.64 per diluted share, loss on impairment of assets, net of tax.

Partially offset by:

●	$21 million , $0.02 per diluted share, gain on retirement of debt; and
●	$38 million, $0.04 per diluted share, discrete tax items, net.

After consideration of these net unfavorable items, third quarter 2024 adjusted net income was $64 million.

Contract drilling revenues for the three months ended September 30, 2024, increased sequentially by $87 million to $948 million, primarily due to increased rig utilization, increased dayrates for two rigs, higher reimbursement revenues and a full quarter of revenues from the newbuild ultra-deepwater drillship Deepwater Aquila, partially offset by lower revenue efficiency across the fleet.

Operating and maintenance expense was $563 million, compared with $534 million in the prior quarter. The sequential increase was the result of increased fleet activity, including a full quarter of operations from Deepwater Aquila, partially offset by reduced operating costs related to Transocean Norge following the acquisition of Orion Holdings (Cayman) Limited in June 2024.

General and administrative expense was $47 million, down from $59 million in the second quarter. The decrease was primarily due to reduced costs associated with the early retirement of certain personnel and lower professional fees.

Interest expense net of capitalized amounts was $154 million, compared to $143 million in the prior quarter, excluding the favorable adjustment of $74 million and $69 million in the third and second quarter, respectively, for the fair value of the bifurcated exchange feature related to the 4.625% exchangeable bonds. Interest income was $11 million, compared to $14 million in the prior quarter.

The Effective Tax Rate(2) was 6.0%, down from 474.5% in the prior quarter. The decrease was primarily due to rig impairments, rig sales and other ordinary movement in income before tax. The Effective Tax Rate excluding discrete items was 22.5% compared to 416.3% in the previous quarter.

Cash provided by operating activities was $194 million during the third quarter of 2024, representing an increase of $61 million compared to the prior quarter. The sequential increase was primarily due to increased operating activities, improved cash collected from customers and timing of payments to suppliers, partially offset by higher interest payments.

Third quarter 2024 capital expenditures of $58 million were primarily associated with Deepwater Aquila. This compares with $84 million in the prior quarter.

“As illustrated by the nearly $1.3 billion in backlog booked in the third quarter, including the recent award for Deepwater Conqueror, the demand for our fleet of high specification ultra-deepwater and harsh environment rigs remains strong,” said Chief Executive Officer, Jeremy Thigpen. “With these most recent awards, more than 97% of Transocean’s active fleet is contracted in 2025, once again demonstrating that our customers clearly recognize Transocean’s unique capabilities – our rigs, crews and superior operational performance – add value to their programs.”

Thigpen concluded, “With approximately $9.3 billion in backlog, and clear visibility to future demand, we will remain focused on delivering safe, reliable and efficient operations for our customers and continue to maximize cash generation to improve our balance sheet, as we did in the third quarter with $136 million of free cash flow.”

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). We believe certain financial measures, such as Adjusted Contract Drilling Revenues, EBITDA, Adjusted EBITDA and Adjusted Net Income, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

All non-GAAP measure reconciliations to the most comparative U.S. GAAP measures are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services, and operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 34 mobile offshore drilling units, consisting of 26 ultra-deepwater floaters and eight harsh environment floaters.

For more information about Transocean, please visit: www.deepwater.com.

Conference Call Information

Transocean will conduct a teleconference starting at 9 a.m. EDT, 2 p.m. CET, on Thursday, October 31, 2024, to discuss the results. To participate, dial +1 785-424-1226 and refer to conference code 827284 approximately 15 minutes prior to the scheduled start time.

The teleconference will be simulcast in a listen-only mode at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the teleconference will be available at: www.deepwater.com, by selecting Investors, Financial Reports.

A replay of the conference call will be available after 12 p.m. EDT, 5 p.m. CET, on Thursday, October 31, 2024. The replay, which will be archived for approximately 30 days, can be accessed at +1 402-220-9184, passcode 827284. The replay will also be available on the company’s website.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the success of our business following prior acquisitions, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2023, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

(1)	Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations. See the accompanying schedule entitled “Revenue Efficiency.”

(2)	Effective Tax Rate is defined as income tax expense or benefit divided by income or loss before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Analyst Contact:

Alison Johnson

+1 713-232-7214

Media Contact:

Pam Easton

+1 713-232-7647

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023

Contract drilling revenues	$948	$713	$2,572	$2,091

Costs and expenses
Operating and maintenance	563	524	1,620	1,417
Depreciation and amortization	190	192	559	560
General and administrative	47	44	158	137
	800	760	2,337	2,114

Loss on impairment of assets	(629)	(5)	(772)	(58)
Loss on disposal of assets, net	(4)	(3)	(10)	(173)
Operating loss	(485)	(55)	(547)	(254)

Other income (expense), net
Interest income	11	12	40	42
Interest expense, net of amounts capitalized	(80)	(232)	(271)	(649)
Gain (loss) on retirement of debt	21	—	161	(32)
Other, net	8	12	32	35
	(40)	(208)	(38)	(604)
Loss before income tax benefit	(525)	(263)	(585)	(858)
Income tax benefit	(31)	(43)	(66)	(8)

Net loss	(494)	(220)	(519)	(850)
Net income attributable to noncontrolling interest	—	—	—	—
Net loss attributable to controlling interest	$(494)	$(220)	$(519)	$(850)

Loss per share
Basic	$(0.56)	$(0.28)	$(0.62)	$(1.13)
Diluted	$(0.58)	$(0.28)	$(0.65)	$(1.13)

Weighted-average shares outstanding
Basic	879	774	840	755
Diluted	954	774	915	755

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	September 30,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$435	$762
Accounts receivable, net of allowance of $2 at September 30, 2024 and December 31, 2023	594	512
Materials and supplies, net of allowance of $176 and $198 at September 30, 2024 and December 31, 2023, respectively	425	426
Assets held for sale	345	49
Restricted cash and cash equivalents	365	233
Other current assets	179	144
Total current assets	2,343	2,126

Property and equipment	22,412	23,875
Less accumulated depreciation	(6,424)	(6,934)
Property and equipment, net	15,988	16,941
Contract intangible assets	—	4
Deferred tax assets, net	165	44
Other assets	1,014	1,139
Total assets	$19,510	$20,254

Liabilities and equity
Accounts payable	$255	$323
Accrued income taxes	13	23
Debt due within one year	457	370
Other current liabilities	706	681
Total current liabilities	1,431	1,397

Long-term debt	6,503	7,043
Deferred tax liabilities, net	570	540
Other long-term liabilities	778	858
Total long-term liabilities	7,851	8,441

Commitments and contingencies

Shares, $0.10 par value, 1,057,879,029 authorized, 141,262,093 conditionally authorized, 940,828,901 issued and 875,803,595 outstanding at September 30, 2024, and CHF 0.10 par value, 1,021,294,549 authorized,
142,362,093 conditionally authorized, 843,715,858 issued and 809,030,846 outstanding at December 31, 2023	87	81
Additional paid-in capital	14,871	14,544
Accumulated deficit	(4,552)	(4,033)
Accumulated other comprehensive loss	(179)	(177)
Total controlling interest shareholders’ equity	10,227	10,415
Noncontrolling interest	1	1
Total equity	10,228	10,416
Total liabilities and equity	$19,510	$20,254

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine months ended
	September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(519)	$(850)
Adjustments to reconcile to net cash provided by operating activities:
Amortization of contract intangible asset	4	45
Depreciation and amortization	559	560
Share-based compensation expense	38	30
Loss on impairment of assets	772	58
Loss on impairment of investment in unconsolidated affiliate	5	—
Loss on disposal of assets, net	10	173
Fair value adjustment to bifurcated compound exchange feature	(153)	272
Amortization of debt-related balances, net	39	38
(Gain) loss on retirement of debt	(161)	32
Deferred income tax expense (benefit)	(91)	1
Other, net	(6)	21
Changes in deferred revenues, net	98	40
Changes in deferred costs, net	(26)	(125)
Changes in other operating assets and liabilities, net	(328)	(229)
Net cash provided by operating activities	241	66

Cash flows from investing activities
Capital expenditures	(225)	(207)
Investment in loans to unconsolidated affiliates	(3)	(3)
Investment in equity of unconsolidated affiliate	—	(10)
Proceeds from disposal of assets, net of costs to sell	99	10
Cash acquired in acquisition of unconsolidated affiliates	5	7
Net cash used in investing activities	(124)	(203)

Cash flows from financing activities
Repayments of debt	(2,073)	(1,707)
Proceeds from issuance of debt, net of issue costs	1,767	1,664
Other, net	(6)	(3)
Net cash used in financing activities	(312)	(46)

Net decrease in unrestricted and restricted cash and cash equivalents	(195)	(183)
Unrestricted and restricted cash and cash equivalents, beginning of period	995	991
Unrestricted and restricted cash and cash equivalents, end of period	$800	$808

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Three months ended
	September 30,	June 30,	September 30,
Contract Drilling Revenues (in millions)	2024	2024	2023
Ultra-deepwater floaters	$668	$606	$516
Harsh environment floaters	280	255	197
Total contract drilling revenues	$948	$861	$713

	Three months ended
	September 30,	June 30,	September 30,
Average Daily Revenue (1)	2024	2024	2023
Ultra-deepwater floaters	$426,700	$433,900	$406,500
Harsh environment floaters	464,900	449,600	357,400
Total fleet average daily revenue	$436,800	$438,300	$391,300

	Three months ended
	September 30,	June 30,	September 30,
Utilization (2)	2024	2024	2023
Ultra-deepwater floaters	60.7%	53.5%	45.0%
Harsh environment floaters	75.0%	73.0%	63.0%
Total fleet average rig utilization	63.9%	57.8%	49.4%

	Three months ended
	September 30,	June 30,	September 30,
Revenue Efficiency (3)	2024	2024	2023
Ultra-deepwater floaters	92.5%	96.5%	94.3%
Harsh environment floaters	100.1%	98.1%	98.1%
Total fleet average revenue efficiency	94.5%	96.9%	95.4%

(1) Average daily revenue is defined as operating revenues, excluding revenues for contract terminations, reimbursements and contract intangible amortization, earned per operating day. An operating day is defined as a day for which a rig is contracted to earn a dayrate during the firm contract period after operations commence.

(2) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.

(3) Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
(in millions, except per share data)

	YTD	QTD	YTD	QTD	YTD
	09/30/24	09/30/24	06/30/24	06/30/24	03/31/24
Adjusted Net Income (Loss)
Net income (loss) attributable to controlling interest, as reported	$(519)	$(494)	$(25)	$(123)	$98
Loss on impairment of assets, net of tax	755	617	138	138	—
Loss on impairment of investment in unconsolidated affiliates	5	—	5	4	1
Gain on retirement of debt	(161)	(21)	(140)	(140)	—
Discrete tax items	(161)	(38)	(123)	(2)	(121)
Net income (loss), as adjusted	$(81)	$64	$(145)	$(123)	$(22)

Adjusted Diluted Earnings (Loss) Per Share:
Diluted earnings (loss) per share, as reported	$(0.65)	$(0.58)	$(0.03)	$(0.15)	$0.11
Loss on impairment of assets, net of tax	0.82	0.64	0.17	0.17	—
Loss on impairment of investment in unconsolidated affiliates	0.01	—	—	—	—
Gain on retirement of debt	(0.18)	(0.02)	(0.17)	(0.17)	—
Discrete tax items	(0.18)	(0.04)	(0.15)	—	(0.14)
Diluted earnings (loss) per share, as adjusted	$(0.18)	$—	$(0.18)	$(0.15)	$(0.03)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/23	12/31/23	09/30/23	09/30/23	06/30/23	06/30/23	03/31/23
Adjusted Net Loss
Net loss attributable to controlling interest, as reported	$(954)	$(104)	$(850)	$(220)	$(630)	$(165)	$(465)
Loss on impairment of assets	57	(1)	58	5	53	53	—
Loss on disposal of assets, net	169	—	169	—	169	—	169
Loss on impairment of investment in unconsolidated affiliate	5	5	—	—	—	—	—
Loss on conversion of debt to equity	27	24	3	—	3	3	—
(Gain) loss on retirement of debt	31	(1)	32	—	32	—	32
Discrete tax items	(74)	3	(77)	(65)	(12)	(1)	(11)
Net loss, as adjusted	$(739)	$(74)	$(665)	$(280)	$(385)	$(110)	$(275)

Adjusted Diluted Loss Per Share:
Diluted loss per share, as reported	$(1.24)	$(0.13)	$(1.13)	$(0.28)	$(0.85)	$(0.22)	$(0.64)
Loss on impairment of assets	0.07	—	0.08	0.01	0.07	0.07	—
Loss on disposal of assets, net	0.22	—	0.23	—	0.23	—	0.23
Loss on impairment of investment in unconsolidated affiliate	0.01	0.01	—	—	—	—	—
Loss on conversion of debt to equity	0.04	0.03	—	—	—	—	—
(Gain) loss on retirement of debt	0.04	—	0.04	—	0.04	—	0.04
Discrete tax items	(0.10)	—	(0.10)	(0.09)	(0.01)	—	(0.01)
Diluted loss per share, as adjusted	$(0.96)	$(0.09)	$(0.88)	$(0.36)	$(0.52)	$(0.15)	$(0.38)

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED CONTRACT DRILLING REVENUES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AND RELATED MARGINS
(in millions, except percentages)

	YTD	QTD	YTD	QTD	YTD
	09/30/24	09/30/24	06/30/24	06/30/24	03/31/24

Contract drilling revenues	$2,572	$948	$1,624	$861	$763
Contract intangible asset amortization	4	—	4	—	4
Adjusted Contract Drilling Revenues	$2,576	$948	$1,628	$861	$767

Net income (loss)	$(519)	$(494)	$(25)	$(123)	$98
Interest expense, net of interest income	231	69	162	60	102
Income tax expense (benefit)	(66)	(31)	(35)	156	(191)
Depreciation and amortization	559	190	369	184	185
Contract intangible asset amortization	4	—	4	—	4
EBITDA	209	(266)	475	277	198

Loss on impairment of assets	772	629	143	143	—
Loss on impairment of investment in unconsolidated affiliates	5	—	5	4	1
Gain on retirement of debt	(161)	(21)	(140)	(140)	—
Adjusted EBITDA	$825	$342	$483	$284	$199

Profit (loss) margin	(20.2)%	(52.0)%	(1.5)%	(14.3)%	12.9%
EBITDA margin	8.1%	(28.1)%	29.2%	32.2%	25.8%
Adjusted EBITDA margin	32.0%	36.0%	29.7%	33.0%	26.0%

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/23	12/31/23	09/30/23	09/30/23	06/30/23	06/30/23	03/31/23

Contract drilling revenues	$2,832	$741	$2,091	$713	$1,378	$729	$649
Contract intangible asset amortization	52	7	45	8	37	19	18
Adjusted Contract Drilling Revenues	$2,884	$748	$2,136	$721	$1,415	$748	$667

Net loss	$(954)	$(104)	$(850)	$(220)	$(630)	$(165)	$(465)
Interest expense, net of interest income	594	(13)	607	220	387	157	230
Income tax expense (benefit)	13	21	(8)	(43)	35	(16)	51
Depreciation and amortization	744	184	560	192	368	186	182
Contract intangible asset amortization	52	7	45	8	37	19	18
EBITDA	449	95	354	157	197	181	16

Loss on impairment of assets	57	(1)	58	5	53	53	—
Loss on disposal of assets, net	169	—	169	—	169	—	169
Loss on impairment of investment in unconsolidated affiliate	5	5	—	—	—	—	—
Loss on conversion of debt to equity	27	24	3	—	3	3	—
(Gain) loss on retirement of debt	31	(1)	32	—	32	—	32
Adjusted EBITDA	$738	$122	$616	$162	$454	$237	$217

Loss margin	(33.7)%	(14.0)%	(40.7)%	(30.9)%	(45.7)%	(22.6)%	(71.6)%
EBITDA margin	15.6%	12.7%	16.6%	21.8%	13.9%	24.2%	2.4%
Adjusted EBITDA margin	25.6%	16.3%	28.9%	22.5%	32.1%	31.7%	32.5%

TRANSOCEAN LTD. AND SUBSIDIARIES
SUPPLEMENTAL EFFECTIVE TAX RATE ANALYSIS
(in millions, except tax rates)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023

Income (loss) before income taxes	$(525)	$33	$(263)	$(585)	$(858)
Loss on impairment of assets	629	143	5	772	58
Loss on disposal of assets, net	—	—	—	—	169
Loss on impairment of investment in unconsolidated affiliates	—	4	—	5	—
Loss on conversion of debt to equity	—	—	—	—	3
(Gain) loss on retirement of debt	(21)	(140)	—	(161)	32
Adjusted income (loss) before income taxes	$83	$40	$(258)	$31	$(596)

Income tax expense (benefit)	$(31)	$156	$(43)	$(66)	$(8)
Loss on impairment of assets	12	5	—	17	—
Loss on disposal of assets, net	—	—	—	—	—
Loss on impairment of investment in unconsolidated affiliates	—	—	—	—	—
Loss on conversion of debt to equity	—	—	—	—	—
(Gain) loss on retirement of debt	—	—	—	—	—
Changes in estimates (1)	38	2	65	161	77
Adjusted income tax expense (benefit) (2)	$19	$163	$22	$112	$69

Effective Tax Rate (3)	6.0%	474.5%	16.3%	11.3%	0.9%

Effective Tax Rate, excluding discrete items (4)	22.5%	416.3%	(8.7)%	364.0%	(11.7)%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities, or become aware of changes in laws and other events that have an effect on our (a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) The three months ended September 30, 2024 included $283 million of additional tax benefit, reflecting the cumulative effect of a decrease in the annual effective tax rate from the previous quarter estimate.

(3) Our effective tax rate is calculated as income tax expense or benefit divided by income or loss before income taxes.

(4) Our effective tax rate, excluding discrete items, is calculated as income tax expense or benefit, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income or loss before income taxes, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes related to estimating the annual effective tax rate.

Transocean Ltd. and subsidiaries
Non-GAAP Financial Measures and Reconciliations
Free Cash Flow and Levered Free Cash Flow
(in millions)

			YTD	QTD	YTD	QTD	YTD
			09/30/24	09/30/24	06/30/24	06/30/24	03/31/24

Cash provided by (used in) operating activities			$241	$194	$47	$133	$(86)
Capital expenditures			(225)	(58)	(167)	(84)	(83)
Free Cash Flow			16	136	(120)	49	(169)
Debt repayments			(2,073)	(258)	(1,815)	(1,664)	(151)
Debt repayments, paid from debt proceeds			1,748	99	1,649	1,649	-
Levered Free Cash Flow			$(309)	$(23)	$(286)	$34	$(320)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/23	12/31/23	09/30/23	09/30/23	06/30/23	06/30/23	03/31/23

Cash provided by (used in) operating activities	$164	$98	$66	$(44)	$110	$157	$(47)
Capital expenditures	(427)	(220)	(207)	(50)	(157)	(76)	(81)
Free Cash Flow	(263)	(122)	(141)	(94)	(47)	81	(128)
Debt repayments	(1,717)	(10)	(1,707)	(139)	(1,568)	(4)	(1,564)
Debt repayments, paid from debt proceeds	1,156	-	1,156	-	1,156	-	1,156
Levered Free Cash Flow	$(824)	$(132)	$(692)	$(233)	$(459)	$77	$(536)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/22	12/31/22	09/30/22	09/30/22	06/30/22	06/30/22	03/31/22

Cash provided by (used in) operating activities	$448	$178	$270	$230	$40	$41	$(1)
Capital expenditures	(717)	(409)	(308)	(87)	(221)	(115)	(106)
Free Cash Flow	(269)	(231)	(38)	143	(181)	(74)	(107)
Debt repayments	(554)	(101)	(453)	(196)	(257)	(92)	(165)
Debt repayments, paid from debt proceeds	-	-	-	-	-	-	-
Levered Free Cash Flow	$(823)	$(332)	$(491)	$(53)	$(438)	$(166)	$(272)